UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2015

NOBILIS HEALTH CORP.

(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Katy Freeway, Suite 300, Houston, Texas		77079
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 355-8614

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On September 22, 2015, Nobilis Health Corp., a corporation organized under the laws of British Columbia (“Nobilis”) entered into a Master Agreement (the “Master Agreement”) pursuant to which Nobilis, The Pain Center Alliance, LLC (“TPCA”) and SH Operating, LLC d/b/a Freedom Pain Hospital (“SH Operating”) agreed to form a limited liability company under the laws of the State of Arizona (“Newco”) that will own and operate an Arizona licensed specialty hospital (the “Hospital”) located in Scottsdale (collectively, the “Joint Venture”) upon the closing of the Joint Venture.

The Master Agreement defines the parties’ rights duties and responsibilities relating to the formation and management of Newco, the parties’ respective contributions of assets and liabilities to Newco and conditions to closing the Joint Venture. The closing conditions include the following: Newco must (a) obtain approval from the Arizona Department of Health Services for a license change of ownership, (b) enter into subleases of the Hospital’s real property and equipment, and (c) hire appropriate staff.

Upon closing of the Joint Venture, Nobilis, TPCA and SH Operating will execute the operating agreement of Newco (the “Operating Agreement”). Under the Operating Agreement, Nobilis will contribute approximately $3.2 million in exchange for a 60% interest in Newco and the right to appoint three members to the five-member board of managers of Newco (the “Board of Managers”). TPCA will contribute approximately $1.1 million in return for a 20% interest in Newco and the right to appoint one member to the Board of Managers. Should TPCA be unable to make its contemplated contribution within a reasonable period of the anticipated Closing, Nobilis may, at its option, make an equivalent contribution and obtain an additional 20% interest in Newco. SH Operating will contribute to Newco assets necessary to operate the Hospital, will own a 20% interest in Newco, and will have the right to appoint one member to the Board of Managers. Upon closing, Newco will assume certain liabilities of SH Operating, which the parties estimate will total approximately $3.7 million.

The Master Agreement contemplates that Nobilis extend a line of credit to Newco in an amount up to $4.5 million in a manner consistent with Nobilis’ obligations under the credit agreement with GE Capital Corporation or, in the alternative, assist in establishing a commercial line of credit for Newco. The Master Agreement also contemplates that Nobilis will separately execute a management agreement with Newco to provide certain day to day management services to Newco in exchange for a management fee.

The foregoing descriptions of the Master Agreement and the Operating Agreement do not purport to be complete and are qualified in their entirety by reference to Master Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the Operating Agreement, a copy of which will be filed as an exhibit to the Form 8-K to be filed contemporaneously with the closing of the Joint Venture described herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) 10.1 Master Agreement by and between SH Operating, LLC, The Pain Center Alliance, LLC, and Nobilis Health Corp. dated September 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Kenneth Klein
Kenneth Klein
Chief Financial Officer

Date: September 28, 2015

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Master Agreement by and between SH Operating, LLC, The Pain Center Alliance, LLC, and Nobilis Health Corp. dated September 22, 2015